EXHIBIT 99.1


FOR IMMEDIATE RELEASE                        Contact:
                                             Stacy Roth
                                             Director, Corporate Communications
                                             (212) 463-6350



                  FIND/SVP REPORTS FOURTH QUARTER AND YEAR END
                                OPERATING RESULTS

-- COMPANY ACHIEVES OPERATING PROFITS AND REVENUE INCREASES IN FOURTH QUARTER --

New York, NY--April 4, 2003--FIND/SVP, Inc. (OTCBB:FSVP), a leader in business advisory, research and consulting services, today announced operating results for the fourth quarter and year ended December 31, 2002.

For the three months ended December 31, 2002, the Company had operating profits (profits before severance costs, asset impairment recognition, taxes, and other non-recurring charges) of $44,000. These results compare to an operating loss of $438,000 in the fourth quarter of 2001, and an operating loss of $14,000 in the third quarter of 2002.

After giving effect to certain severance costs, asset impairment recognition, taxes, and other non-recurring charges, the reported loss for the fourth quarter of 2002 was $520,000, or $(.05) per share. In the fourth quarter of the prior year, (also after giving effect to non-recurring charges) the reported loss was $607,000, or $(.08) per share. The Company reported net income of $55,000 or $.01 per share, in the third quarter of 2002.

Adjusted EBITDA* for the three month period was $349,000, as compared to $273,000 in the third quarter of 2002, and a loss of $130,000 in the fourth quarter of the prior year. Revenues for the quarter were $5,349,000, a 7.9 percent increase over the prior year's fourth quarter.

For the twelve months ended December 31, 2002, FIND/SVP had an operating loss of $703,000, a significant improvement as compared to an operating loss of $883,000 one year earlier. The reported net loss for the year was $1,124,000, or $.11 per share, compared to the reported loss of $945,000, or $.12 per share, in the prior year.

Adjusted EBITDA* for the year was $625,000, as compared to $525,000 one year earlier. Revenues declined 6.2 percent to $20,828,000.

Commenting on the results, David Walke, Chief Executive Officer, said, "FIND/SVP made outstanding strategic, operational and financial progress in 2002, particularly in the second half of the year. Operating in a highly challenging business environment, we were able to achieve many of our objectives, and position the Company for an exciting and successful future."

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"From a strategic standpoint, we are transforming the Company into an innovative provider of knowledge services, through the internal development of a complementary, diverse and value-added suite of services and products which optimally exploit our Company's core assets and provide decision-makers at corporations of all sizes and interests with the tools they need to maximize their business potential," Mr. Walke continued.

"Operationally, we have reorganized and rationalized our Sales efforts to more efficiently address new sales and retention efforts." he said. "Indeed, I am pleased to report that in 2002 our average annual retainer increased five percent, retainer rates on new sales increased almost 12 percent, and client retention increased by 16 percent. We have also created a team specifically devoted to Corporate Sales, which is focused on providing value-added knowledge service solutions to larger existing and prospective clients."

"Lastly, from a financial perspective, we implemented several intelligent pricing programs, and continued our aggressive cost control efforts, which contributed to our ability to report strong operating progress, including a return to operating profitability in the second half of the year."

Earlier this week, FIND/SVP announced the acquisition of Guideline Research Corporation, one of the nation's leading providers of custom market research. Founded in 1969, Guideline provides a broad spectrum of market research services to some of the nation's leading Fortune 1000 companies, advertising agencies and law firms. In 2002, Guideline achieved revenue of approximately $8 million and was significantly profitable.

Looking forward, Mr.Walke said, "Despite the difficult business environment, we believe that FIND/SVP has built the foundation for 2003 to represent a dynamic and successful year. 2002 was devoted to stabilizing the operating performance, while simultaneously developing and implementing services and products to expand our relevance and value. We have made substantial progress in this transformation, and while we are always exploring additional opportunities, we view the current year as one of execution."

"We're highly confident in our platform and approach, and expect continued strong progress in the coming year."

* Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization and non-recurring charges. Although Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. Adjusted EBITDA should not be considered an alternative to measures of operating performance under GAAP.

FORWARD-LOOKING STATEMENTS

In this release, and from time to time, we may make or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, and similar matters. Such statements are necessarily estimates reflecting management's best judgment based on current information. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phrases

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such as "believes," "anticipates," "expects," "estimates," "planned," "outlook,"
and "goal." Because forward-looking statements involve risks and uncertainties, our actual results could differ materially. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in forward-looking statements.



















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FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)

                                             Three Months Ended December 31
                                             ------------------------------
                                                 2002               2001
                                                 ----               ----

Revenue                                       $ 5,349,000        $4,958,000

Adjusted Earnings Before Interest,
   Taxes, Depreciation
   and Amortization, and other
   non-recurring charges                          349,000          (130,000)

Loss Before Income Taxes                         (600,000)         (855,000)

Net Loss (A)                                    $(520,000)       $ (607,000)

Loss Per Share - Basic                             $(0.05)           $(0.08)

Loss Per Share - Diluted                           $(0.05)           $(0.08)

Weighted Average Shares
   Outstanding - Basic                         10,188,447         7,879,744

Weighted Average Shares
   Outstanding - Diluted                       10,188,447         7,879,744


(A) Included in the Net Loss for the three months ended December 31, 2002 and December 31, 2001, are non-recurring charges of $496,000 and $292,000, respectively, net of tax effect





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FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)

                                             Twelve Months Ended December 31
                                             -------------------------------
                                                 2002               2001
                                                 ----               ----

Revenue                                      $20,828,000       $22,215,000

Adjusted Earnings Before Interest,
   Taxes, Depreciation
   and Amortization, and other
   non-recurring charges                         625,000           525,000

Loss Before Income Taxes                      (1,463,000)       (1,345,000)

Net Loss (A)                                 $(1,124,000)        $(945,000)

Loss Per Share - Basic                            $(0.11)           $(0.12)

Loss Per Share - Diluted                          $(0.11)           $(0.12)

Weighted Average Shares
   Outstanding - Basic                        10,138,703         7,879,744

Weighted Average Shares
   Outstanding - Diluted                      10,138,703         7,879,744


(A) Included in the Net Loss for the twelve months ended December 31, 2002 and December 31, 2001, are non-recurring charges of $585,000 and $323,000, respectively, net of tax effect





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                         FIND/SVP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                   December 31
                 (in thousands, except share and per share data)


                                    ASSETS                                            2002             2001
Current assets:
    Cash and cash equivalents                                                     $     968         $  1,951
    Accounts receivable, less allowance for doubtful accounts of
       $150 and $126 in 2002 and 2001, respectively                                   1,953            1,415
    Note receivable                                                                      --              138
    Deferred tax assets                                                                 272              194
    Prepaid expenses and other current assets                                           948              828
                                                                                  ---------         --------
       Total current assets                                                           4,141            4,526

Equipment, software development and leasehold improvements, at cost,
    less accumulated depreciation and amortization                                    2,334            2,892

Other assets:
    Deferred tax assets                                                               1,324            1,063
    Rental Asset                                                                        575              580
    Cash surrender value of life insurance                                              418              747
    Non-marketable equity securities                                                    185              500
    Other assets                                                                        561              384
                                                                                  ---------         --------

                                                                                  $   9,538         $ 10,692
                                                                                  =========         ========


                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current maturities of notes payable                                           $     606         $    924
    Trade accounts payable                                                              353              469
    Accrued expenses and other                                                        1,749            1,781
                                                                                  ---------         --------

                  Total current liabilities                                           2,708            3,174
                                                                                  ---------         --------
Unearned retainer income                                                              1,476            1,753
Notes payable                                                                         1,200              895
Deferred Compensation                                                                   441              380

Commitments and contingencies
Shareholders' equity:

    Preferred stock, $.0001 par value.  Authorized 2,000,000 shares;
       zero issued and outstanding in both 2002 and 2001                                 --               --
    Common stock, $.0001 par value.  Authorized 100,000,000 shares;
       issued and outstanding 10,214,102 shares in 2002;
       issued and outstanding 10,043,443 shares in 2001                                   1                1
    Capital in excess of par value                                                    7,332            6,985
    Accumulated deficit                                                              (3,620)          (2,496)
                                                                                  ---------         --------
                  Total shareholders' equity                                          3,713            4,490
                                                                                  ---------         --------
                                                                                  $   9,538         $ 10,692
                                                                                  =========         ========